Exhibit 99.5

CONSENT OF CREDIT SUISSE SECURITIES (USA) LLC

The Charles Schwab Corporation

211 Main Street

San Francisco, CA 94105

Attention: Board of Directors

RE:    Joint Proxy Statement / Prospectus (“Joint Proxy Statement / Prospectus”), which forms a part of Amendment No. 1 to the Registration Statement on Form S-4 (the “Registration Statement”) of The Charles Schwab Corporation (“Schwab”), relating to the proposed transaction between Schwab and TD Ameritrade Holding Corporation

Members of the Board:

We hereby consent to the inclusion of our opinion letter dated November 20, 2019 to the Board of Directors of Schwab as Annex L to the Joint Proxy Statement / Prospectus included in Amendment No. 1 to the Registration Statement filed with the Securities and Exchange Commission as of the date hereof and the references to our firm and our opinion in such Joint Proxy Statement / Prospectus under the headings “SUMMARY — Opinion of Schwab’s Financial Advisor,” “THE MERGER — Background of the Merger,” “THE MERGER — Schwab’s Reasons for the Merger; Recommendation of the Schwab Board of Directors,” “THE MERGER —Opinion of Schwab’s Financial Advisor” and “THE MERGER — Unaudited Prospective Financial Information.” The foregoing consent applies only to Amendment No. 1 to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto, and our opinion is not to be used, circulated, quoted, or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any other amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rule and regulations of the Securities and Exchange Commission thereunder.

Dated: April 17, 2020

/s/ James Spencer

CREDIT SUISSE SECURITIES (USA) LLC